SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2007

CENTENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33395 (Commission file number)	42-1406317 (IRS Employer Identification No.)

7711 Carondelet Avenue, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 16, 2007, Peach State Health Plan, Inc., a subsidiary of Centene Corporation, executed Amendment #2 to its contract with the Georgia Department of Community Health, or DCH, to provide healthcare benefits and services to Medicaid and SCHIP recipients in the State of Georgia.  The amendment is effective by its terms as of July 1, 2007 and changes the applicable capitation rates for the renewal period through June 30, 2008.  We expect the revised capitation rates to provide an increased effective yield of approximately 3.8% beginning October 1, 2007.  The contract is eligible for four additional one-year renewal periods.  The agreement may be terminated by DCH under the terms specified in the contract. The original agreement is filed as Exhibit 10.1 to our Form 8-K filed on July 22, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007	CENTENE CORPORATION
	By:	/s/ J. Per Brodin
J. Per Brodin
Senior Vice President and Chief Accounting Officer